Exhibit 21

Subsidiaries of The FINOVA Group Inc.

(March 23, 2004)

FINOVA Capital Corporation (Delaware)
Aircraft 48008/48009 L.L.C. (Delaware)
Aircraft Lease Finance V, Inc. (Illinois)
Cactus Resort Properties, Inc. (Delaware)
Cactus Resort Properties II, Inc. (Delaware)#
Cactus Resort Properties III, LLC (Delaware)
Desert Communications I, LLC (Delaware)
Aquis Communications Group, Inc. (Delaware)
FCC Resort LLC (Delaware)
The Resort at World Golf Village Condominium Association, Inc. (Florida)
FINOVA Hawaiian Holdings, LLC (Delaware)
FINOVA Waipahu Holdings, LLC (Delaware)
FINOVA PB Holdings, LLC (Delaware)#
Commonwealth Avenue Warehouse, LLC (Delaware)
Desert Communications V, LLC (Delaware)
Desert Communications VII, Inc. (Delaware)
Desert Healthcare, LLC (Delaware)
Desert Healthcare New York, LLC (Delaware)
Furman Sound, Incorporated (California)
Desert Island Capital Corporation (Delaware)
FCS 525, Inc. (Delaware)
FCS 517, Inc. (Delaware)
FFC Distribution Corporation (California)*#
FINOVA Acquisition Corporation (Delaware)**
FINOVA Capital Funding (II) Corporation (Delaware)
FINOVA Capital plc (United Kingdom)
FINOVA Finance Limited (United Kingdom)*
FINOVA Capital Corporation Limited (United Kingdom)*
The FINOVA Group Limited (United Kingdom)*
Hunt Bros (Oldbury) Limited (United Kingdom)
Townmead Garages Limited (United Kingdom)*
FINOVA (Cayman) Capital Ltd. (Cayman Islands)
FINOVA Fund Investments IV, Inc. (Delaware)
FINOVA International Finance LLC (Delaware)
Pacific AirCorp 307, Inc. (California)
Pacific AirCorp 20009, Inc. (Delaware)
Pacific AirCorp 23168, Inc. (Delaware)
Pacific AirCorp 23169, Inc. (Delaware)
Pacific AirCorp 23171, Inc. (Delaware)
Pacific AirCorp 23172, Inc. (Delaware)
Pacific AirCorp 23225, Inc. (Delaware)
Pacific AirCorp 23226, Inc. (Delaware)
FINOVA Lease Receivables LLC (Delaware)
FINOVA Loan Administration Inc. (Utah)#
FINOVA Mezzanine Capital Inc. (Tennessee)
Recycling Technologies, Inc. (Tennessee)
SWS 5, Inc. (Tennessee)*
Vision 2000, Inc. (Tennessee)#
Vision 2000 Technologies, Inc. (Tennessee)#
FINOVA Realty Mezzanine Inc. (Delaware)#
FINOVA Resort Assets Company, L.L.C. (Delaware)#
FINOVA Resort Investments Company (Delaware)
FINOVA Shelf Corporation (Delaware)**
FINOVA Technology Finance, Inc. (Delaware)*#
FINOVA Health Care Finance Limited (United Kingdom)
Greyhound Real Estate Investment Eight, LLC. (Delaware)
Greyhound Real Estate Investment Eleven, LLC (Delaware)
Greyhound Real Estate Investment Nine, LLC (Delaware)
Greyhound Real Estate Investment One, LLC (Delaware)
Greyhound Real Estate Investment Seven Inc. (Delaware)#
Hotel GP LLC (Delaware)
New Jersey Realty, LLC (Delaware)
New York Realty Corporation II (California)*
New York Realty, LLC (Delaware)
NY Hotel Capital LLC (Delaware)
Hotel Leasing (NY) LLC (Delaware)
The Hotel Leasing (NY) Trust (Delaware)
Penn GP LLC (Delaware)
Penn Hotel Investors LP (Delaware)
Hotel Leasing (PA) LP (Delaware)
Pine Top Insurance Company Limited (United Kingdom)#
RJ Capital, LLC (California)*#

* INACTIVE

**SHELL CORPORATION

# IN LIQUIDATION